UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Armstrong World Industries, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-02116

Pennsylvania	23-0366390
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Other Events

On December 12, 2012, Armstrong World Industries, Inc. issued a press release announcing that following the closing of the secondary public offering of 5,200,000 common shares held by The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust and Armor TPG Holdings, L.P. (together, the “Selling Shareholders”) at a public offering price of $51.00 per share on November 14, 2012, the underwriters have exercised their option to purchase 780,000 additional common shares (the “Option Shares”) from the Selling Shareholders. The sale of the Option Shares closed on December 12, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01. Other Events

On December 12, 2012, Armstrong World Industries, Inc. issued a press release announcing that following the closing of the secondary public offering of 5,200,000 common shares held by the Selling Shareholders at a public offering price of $51.00 per share on November 14, 2012, the underwriters have exercised their option to purchase the Option Shares from the Selling Shareholders. The sale of the Option Shares closed on December 12, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Armstrong World Industries, Inc. dated December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

Date: December 12, 2012	By:	/S/ MARK A. HERSHEY
Mark A. Hershey Senior Vice President, General Counsel and Secretary